Number	Shares

ATOSSA GENETICS INC.

Common Stock, $0.001 Par Value

SEE REVERSE SIDE FOR RESTRICTIONS ON TRANSFER

This certifies that ____________________________________________________________________is the owner of _________________________________________ shares, fully paid and nonassessable, of the Common Stock of Atossa Genetics Inc., a Delaware corporation, transferable only on the books of the corporation by the holder hereof in person or by attorney upon surrender of this certificate properly endorsed.

This certificate and the shares represented hereby are subject to the laws of The State of Delaware and to the Certificate of Incorporation and the By-laws of the Corporation, in each case as from time to time amended.

IN WITNESS WHEREOF, Atossa Genetics Inc., has caused this certificate to be signed by its duly authorized officers as of this _____ day of ___________________, 20___.

Steven C. Quay	Steven C. Quay
Secretary	Chairman

Restrictions on Transfer

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT. COPIES OF THE AGREEMENT, IF ANY, COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRTARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO CERTAIN RESTRICTIONS ON THEIR SALE, TRANSFER, PLEDGING, HYPOTHECATION OR OTHER DISPOSITION DURING A SPECIFIED LOCK-UP PERIOD PURSUANT TO A LOCK-UP AGREEMENT BETWEEN THE HOLDER AND THE UNDERWRITERS OF THE COMPANY’S INITIAL PUBLIC OFFERING. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES. TO THE EXTENT SUCH TRANSFER RESTRICTIONS ARE IN EFFECT, THE COMPANY MAY ENTER STOP-TRANSFER INSTRUCTIONS WITH RESPECT TO THESE SHARES. A COPY OF THE LOCK-UP AGREEMENT MAY BE OBTAINED FROM THE COMPANY UPON REQUEST.

Assignment

For value received, the undersigned hereby sells, assigns and transfers to ________________________ shares of the capital stock represented by this certificate, and hereby irrevocably constitutes and appoints _____________________________ attorney to transfer such stock on the books of the Corporation with full power of substitution in the premises.

Dated _________________, _______

Signature of registered owner corresponding exactly to the name of such owner as written on the face of this certificate.

Witness